Exhibit 10.3

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of August 8, 2025 (this “Agreement”), among HUDSON BAY PH XXII LLC, as collateral agent (the “Agent”) on behalf of the Buyers now or hereafter party to the Securities Purchase Agreement (defined below), 180 Life Sciences Corp., a Delaware corporation with offices located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA (together with its successors and assigns, the “Company”), the other signatories party hereto as debtors (together with their successors and assigns, the Company and any other debtor parties party to this Agreement from time to time, or joined hereto pursuant to the Securities Purchase Agreement, collectively, the “Grantors”, and each individually, a “Grantor”).

WITNESSETH:

WHEREAS, the Company has entered into a Securities Purchase Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), with the Agent and the Buyers (as defined in the Securities Purchase Agreement) party thereto, pursuant to which the Company will issue and sell to the Buyers, and the Buyer will purchase from the Company, one or more Notes (as defined in the Securities Purchase Agreement);

WHEREAS, it is a condition to the obligations of the Buyers under the Securities Purchase Agreement that this Agreement be duly executed and delivered; and

WHEREAS, each of the Grantors derives financial benefit from the financing being made available to the Company pursuant to the Securities Purchase Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 SECURITY INTEREST. As security for the payment and performance, as the case may be, of the Secured Obligations, each Grantor hereby assigns and grants to the Agent, for the benefit of the Buyers, a security interest in all of the following assets of such Grantor, now owned, existing or hereafter created or acquired (the “Collateral”):

(a) (i) All Crypto Collateral and (ii) all payment intangibles (whether tangible or electronic) and general intangibles related to or comprising the Crypto Collateral;

(b) All investment property related to or comprising the Crypto Collateral;

(c) The Control Accounts and the Crypto Collateral and all cash and other property from time to time deposited therein, and all monies (whether tangible or electronic) and property in the possession or under the control of the Agent;

(d) All controllable accounts, controllable electronic records, controllable payment intangibles, Electronic Chattel Paper, Electronic Documents, Electronic Money, Transferable Records and other Article 12 Collateral comprising the Crypto Collateral;

(e) all other tangible and intangible personal property of each Grantor (whether or not subject to the Code) solely related to the property of such Grantor described in the preceding clauses of this Section 1, including, without limitation, all Control Accounts and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 1 (including, without limitation, any Staking Consideration and any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 1 or are otherwise necessary or helpful in the collection or realization thereof;

(f) All proceeds and products of each of the foregoing (including, without limitation, all Staking Consideration) and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurances, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Subject to the foregoing, if any item of Collateral also constitutes collateral granted to Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Agent, in its reasonable discretion, shall select which provision or provisions shall control.

2 DEFINITIONS. Capitalized terms used, but not defined, in this Agreement have the meaning set forth in the Securities Purchase Agreement or Notes, as applicable. All other capitalized terms contained in this Agreement and not otherwise defined in this Agreement, the Securities Purchase Agreement or the Notes shall have, when the context so indicates, the meanings provided for by the UCC (including, without limitation, controllable accounts, controllable electronic records, controllable payment intangibles, deposit account, document, electronic chattel paper, electronic money, investment property and security account). As used herein, (a) to the extent that the UCC of any particular jurisdiction has been or shall be amended to incorporate provisions based upon or substantially similar to the 2022 Amendments, references to terms defined in (or amended by) such amendments are used (or shall be used, as of the date of such amendments) herein as so defined (or amended) as adopted by and in effect in such jurisdiction, and (b) to the extent that the UCC of any particular jurisdiction has not been amended to incorporate provisions based upon or substantially similar to the 2022 Amendments, references to terms defined in the 2022 Amendments shall be used herein with respect to such jurisdiction as if the UCC of such jurisdiction were amended to incorporate the provisions of the 2022 Amendments as provided in the 2022 Amendments. In addition, when used in this Agreement, the following terms shall have the following meanings:

“2022 Amendments” means the Uniform Commercial Code Amendments (2022) approved and recommended for enactment in all the states by the Uniform Law Commission (Nat’l Conf. of Commissioners on Unif. State Laws, 2022).

“Article 12 Collateral” means all Collateral consisting of (i) controllable accounts, (ii) controllable electronic records, (iii) controllable payment intangibles, (iv) Electronic Chattel Paper, (v) Electronic Documents, (vi) Crypto Collateral and (vii) Electronic Money, in each case, including, without limitation, all of the foregoing types of Collateral located or stored in the Control Account and any other Custodial Account, regardless of whether the Custodian maintaining such Custodial Account has agreed to treat such Collateral located or stored in such Custodial Account as “financial assets” (within the meaning of Article 8 of the Uniform Commercial Code of the applicable jurisdiction).

“Bankruptcy Code” means (i) the Bankruptcy Code of the United States, (ii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief legal requirements of the United States or other applicable jurisdictions from time to time in effect which permit a debtor to obtain a stay or a compromise of the claims of its creditors or which otherwise affect the rights of creditors generally, (iii) any provisions of corporate statutes of like effect where such statutes are used by a Person to propose an arrangement of such Person’s debts and (iv) all other Debtor Laws.

“Blocked Control Account” means, collectively, (a) that certain Custodial Account number c4c4ab8f-33ee-47ce-85c6-5fbfb0fa2019 and (b) that certain Custodial Account number c618b57f-b986-4a94-933e-59a1f9d21f3d, in each case, in the name of the Company maintained with Coinbase Custody Trust Company, LLC, as Custodian.

“Blocked NewEdge Account” means that certain securities account number FQM-014017 in the name of SPV maintained with NewEdge Securities, LLC as the securities intermediary and custodian.

“Control” means (i) with respect to any deposit account, “control”, within the meaning of Section 9-104 of the Code, (ii) with respect to any securities account, security entitlement, commodity contract or commodity account, control within the meaning of Section 9-106 of the Code, (iii) with respect to any uncertificated security, control within the meaning of Section 8-106(c) of the Code, (iv) with respect to any certificated security, control within the meaning of Section 8-106(a) or (b) of the Code, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the Code, (vi) with respect to any Electronic Documents, control within the meaning of Section 7-106 of the Code, (vii) with respect to any Controllable Electronic Record, control within the meaning of Section 12-105 of the Code, (viii) with respect to letter-of-credit rights, control within the meaning of Section 9-107 of the Code, (ix) with respect to any Transferable Record, control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the UETA as in effect in the jurisdiction relevant to such Transferable Record, and (x) with respect to money, insofar as not otherwise covered under clauses (i) through (ix), the possession or legal right to possess and exercise exclusive control with respect to such money by way of exercise of power of attorney, right to assignment, escrow agreement, irrevocable letter of direction, physical possession or other right or power granted to the Agent by the applicable Grantor.

“Control Account” means, collectively, the Blocked Control Account and the Blocked NewEdge Account.

“Crypto Collateral” means, collectively, 11,374.8935 (or such lesser amount following the release of any ETH in accordance with Section 6(c) hereof) ETH and all Article 12 Collateral related thereto maintained in the Blocked Control Account.

“Custodial Account” means any deposit account, securities account, location, wallet, address, or storage device used as the location at which Article 12 Collateral is located, including all wallets and similar accounts maintained with a Custodian.

“Custodian” means any custodian, bailee, securities intermediary, brokerage, exchange or other Person who provides any Custodial Account, brokerage account, deposit account, securities account, or other similar treasury, account (including electronic wallets) or cash (whether tangible or electronic) management services for purposes of maintaining, holding, trading, receiving, disposing or otherwise conducting transactions involving Article 12 Collateral.

“Custodian Control Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Agent, which: (i) applies to any Article 12 Collateral of any Grantor maintained or held with any Custodian, (ii) contains an election by such Custodian to treat such Article 12 Collateral as “financial assets” (within the meaning of Article 8 of the Uniform Commercial Code of the applicable jurisdiction); (iii) provides that such Custodian (A) agrees that it will comply with instructions relating to such Collateral from Agent (including, without limitation, instructions originated by Agent directing the transfer or redemption of the financial assets in the account without further consent by such Grantor and providing Agent with the right to direct or control any and all Staking on the applicable blockchain and similar acts of which such Article 12 Collateral may be capable) and (B) waives any lien, security interest or right of setoff it may have with respect to such Collateral; (iv) provides that Agent shall obtain Control of any investment property, deposit accounts, letter-of-credit rights, Electronic Chattel Paper, Transferable Record or money; (v) contains an acknowledgment from such Custodian of Agent’s first priority lien; and (vi) otherwise insures Agent’s Control over, and the continued perfection and priority of Agent’s security interest in, any of the Article 12 Collateral and the preservation of its rights therein.

“Debtor Laws” means (i) all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws including the Bankruptcy Code, and (ii) general equitable principles from time to time in effect affecting the rights of creditors generally.

“Electronic Chattel Paper” means “electronic chattel paper” or “chattel paper” which is evidenced by a copy of an electronic record, in each case as defined in the UCC of any applicable jurisdiction.

“Electronic Document” means a document (as defined in the UCC) evidenced by a record consisting of information stored in an electronic medium.

“Electronic Money” has the meaning specified in the UCC.

“ETH” means one unit of the digital currency known as Ethereum and traded under the ticker symbol “ETH”.

“Event of Default” has the meaning given to such term in the Notes (as defined in the Securities Purchase Agreement).

“Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Grantor, and any bank, securities intermediary, commodity intermediary, financial institution or other Person who has custody, control or possession of any investment property of such Grantor acknowledging that such bank, securities intermediary, commodity intermediary, financial institution or other Person who has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Grantor and including such other terms and conditions as Agent may reasonably require. For the avoidance of doubt, the Custodian Control Agreement is not an Investment Property Control Agreement for purposes of this Agreement.

“Notes” shall have the meaning set forth in the Securities Purchase Agreement.

“Obligations” means and includes each Grantor’s payment obligations under the Securities Purchase Agreement, the Notes (as defined in the Securities Purchase Agreement), any Guaranty and the other Transaction Documents, and any other amounts owing to Agent or any Buyer under any other Transaction Document, including all unpaid principal and accrued and unpaid interest and any premium (including, without limitation, interest that accrues during the pendency of, or premiums that become owed upon the occurrence of, any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) under the Transaction Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of each Grantor to any Buyer and/or the Agent arising under this Agreement and the other Transaction Documents.

“SPV” means 180 SPV Treasury Vehicle I, LLC, a Delaware limited liability company.

“Staking” means using, or permitting to be used, in any manner, directly or indirectly, through an agent or otherwise (including, for the avoidance of doubt, through a delegation of rights to any third party with respect to any portion of the Article 12 Collateral, by making any portion of the Collateral available to any third party or by entering into any similar arrangement with a third party), any portion of the Collateral in a proof-of-stake validation protocol.

“Staking Consideration” means any consideration of any kind whatsoever, including, but not limited to, any staking reward, block reward, inflation, Jito tips and maximal extractable value, whether paid in fiat currency, paid in kind or paid through another medium, in exchange for using, or permitting to be used, any portion of the Collateral for Staking or similar blockchain transaction verification or optimization.

“Transferable Record” means a “transferable record” as defined in the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the UETA of any applicable jurisdiction or any similar state law based on the UETA.

“Trigger Event” shall have the meaning set forth in the Notes.

“UETA” means the Uniform Electronic Transactions Act.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

3 THE SECURED OBLIGATIONS. The Collateral secures and will secure (a) all Obligations and (b) all obligations of the Grantors under this Agreement and any Guarantee (collectively, the “Secured Obligations”).

4 FILING AUTHORIZATION. Each Grantor irrevocably authorizes Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments or modifications thereto or continuations thereof that (i) describe the Collateral, and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, in order to and as necessary or appropriate (as determined by the Agent in its reasonable discretion) to perfect the security interests in the Collateral granted herein.

5 GRANTORS’ COVENANTS, REPRESENTATIONS AND WARRANTIES. Each Grantor represents, covenants and warrants that unless, compliance is waived by the Agent in writing:

(a) Upon the filing of financing statements relating to the Collateral with the applicable jurisdiction of formation of such Grantor, Agent (for the benefit of Buyers) will have a valid and perfected first priority security interest in the Collateral (to the extent a security interest therein may be perfected by the filing of a financing statement in the United States pursuant to the Uniform Commercial Code (as in effect in the applicable jurisdiction)).

(b) Each Grantor will use its commercially reasonable efforts to properly preserve the Collateral (except for any thereof that is sold in the ordinary course of business or with Agent’s written consent), defend the Collateral against any adverse claims and demands, and keep accurate Books and Records.

(c) As of the Effective Date, such Grantor’s chief executive office is located at the address specified in Schedule I hereto. In addition, as of the date hereof, each Grantor is incorporated in, or organized under, the laws of the state specified on Schedule I. Each Grantor shall promptly (and in any event, within five (5) Business Days of any such change) notify the Agent, in writing, after any change such Grantor’s chief executive office address or state of incorporation or organization.

(d) As of the Effective Date, each Grantor’s exact legal name is as set forth in on Schedule I attached hereto. Each Grantor will promptly (and in any event, within five (5) Business Days of any such change) notify the Agent, in writing, after any change in such Grantor’s name, identity or material change in its business structure.

(e) No Grantor has granted, nor will any Grantor grant, any security interest in any of the Collateral except to the Agent and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Agent, in each case, other than any nonconsensual Permitted Lien.

(f) Each Grantor will promptly (and in any event, within ten (10) Business Days of any such event) notify the Agent, in writing, of any event (other than ordinary course market fluctuations) which materially and adversely affects the value of the Collateral or the ability of the Grantors to dispose of the Collateral, including, but not limited to, the levy of any legal process against any Collateral of such Grantor and the adoption of any marketing order, arrangement or procedure affecting the Collateral of such Grantor, whether governmental or otherwise.

(g) Each Grantor shall pay all reasonable costs necessary to maintain, preserve, defend, enforce and, to the extent practical, collect, the Collateral, including but not limited to taxes, assessments, insurance premiums, custody fees, repairs, rent, storage costs and expenses of sales and any costs to perfect the security interest of the Agent (collectively, the “Collateral Costs”). Without waiving such Grantor’s Event of Default (if any) for failure to make any such payment, the Agent, following any such failure, at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral (other than Permitted Liens (as defined in the Notes)), and such Collateral Costs payments shall be a part of the Obligations and bear interest at the rate set out in the Notes. Without limiting the generality of the foregoing, each Grantor agrees to reimburse the Agent and the Buyers on demand for any documented out-of-pocket Collateral Costs reasonably incurred, including but not limited to Collateral Costs incurred in connection with Custodial Accounts maintained in each Grantor’s name.

(h) Each Grantor shall maintain insurance in compliance with Section 13(l) of the Securities Purchase Agreement. All such insurance shall, at all times following the fifteen (15) Business Day period referenced below during the term of this Agreement, name the Agent and its successors or assigns as their interests may appear as lender loss payee (in the case of property insurance) and an additional insured (in the case of liability insurance). On or before the date which is fifteen (15) Business Days following the Closing Date, the Grantors shall deliver to Agent certificates of insurance evidencing that the required insurance is in force. On or before the date which is forty-five (45) days following the Closing Date, the Grantors shall deliver to Agent, at Agent’s election, additional insured or lender loss payee, as the case may be, endorsements, each in form and substance satisfactory to the Agent in its reasonable discretion. Upon the reasonable request of the Agent, from time to time, the Grantors shall deliver to the Agent a copy of each insurance policy required to be maintained hereunder together with certificates of insurance evidencing that the required insurance is in force, together with satisfactory additional insured or lender loss payee, as the case may be, endorsements, each in form and substance satisfactory to the Agent in its reasonable discretion.

(i) The Grantors agree that no Collateral of any Grantor shall be sold, assigned, or otherwise transferred (other than as may be agreed in writing by the Agent in its sole discretion).

(j) No Grantor shall voluntarily prepay or repurchase any Indebtedness (other than the Notes) if, at such time, or after giving effect to such payment, any Event of Default exists or occurs.

6 Accounts; Control Agreements.

(a) SPV has delivered to Agent a fully executed Investment Property Control Agreement in form and substance reasonably satisfactory to the Agent with respect to the Blocked NewEdge Account which shall contain cash in an amount equal to at least $156,250,000.

(b) The Company has delivered to Agent a fully executed blocked Custodian Control Agreement in form and substance reasonably satisfactory to the Agent with respect to the Blocked Control Account which shall contain ETH with a market value (determined as of the Effective Date) of at least $44,500,000.

(c) The Agent agrees to release Collateral, if, as of the last day of any fiscal quarter, (i) no default, Event of Default or Trigger Event has occurred under the Securities Purchase Agreement, Notes or any other Transaction Document and (ii) the value of (X) the amount of cash in the Blocked NewEdge Account, plus (Y) the ETH contained in the Blocked Control Account, as of such date of determination, is in excess of one hundred twenty eight percent (128%) of the outstanding principal balance of the Notes, plus accrued and unpaid interest, fees and expenses with respect thereto (such excess amount referred to as the “Excess”), in an amount equal to such Excess; provided, however, the release of such Excess shall be first from the Blocked Control Account until there are no assets contained in such Blocked Control Account and second from the Blocked NewEdge Account.

(d) Each Grantor further covenants and agrees that:

(i) At all times, Agent shall have the right to direct the commencement, continuation or cessation of any Staking with respect to the Crypto Collateral, and no Grantor shall engage in any Staking of Crypto Collateral without the prior written consent of Agent.

(ii) All Staking Consideration issued, earned, received or receivable by any Grantor in connection with the Staking of the Crypto Collateral shall be held in a wallet or other account subject to a Custodian Control Agreement and Agent’s perfected first priority lien.

(iii) If any validator engaged or used by any Grantor in connection with the Staking of any Crypto Collateral is not satisfactory to Agent in Agent’s sole discretion, Agent may direct the cessation of Staking of such Crypto Collateral or re-delegate a validator satisfactory to Agent in Agent’s sole discretion for continued Staking of the Crypto Collateral, in each case, at Grantors’ sole cost and expense.

(iv) If any Custodian holding the Crypto Collateral is not reasonably satisfactory to Agent, following written request of Agent, the applicable Grantor shall cause such Crypto Collateral to be held by a new Custodian reasonably acceptable to Agent and applicable Grantor and obtain a new Custodian Control Agreement with respect to such Custodian and Crypto Collateral, in each case, at Grantors’ sole cost and expense. Agent and Grantors acknowledge and agree that Coinbase Global, Inc. and its respective subsidiaries are acceptable Custodians.

Agent may, in its sole discretion, with prior or concurrent written notice to Grantors, specify additional acceptable validators and Custodians or remove validators and Custodians that are no longer satisfactory to Agent in connection with the preceding Sections 6(e)(iii)-(iv).

(v) Such Grantor shall not, and shall not permit any other Person to, amend or make any changes to the authorized signatories of, or persons authorized to make changes to, any wallet or other account holding or controlling any Collateral without the prior written consent of the Agent, such consent not to be unreasonably withheld, conditioned or delayed.

(e) Each Grantor further covenants and agrees, to the extent that any Collateral constitutes Article 12 Collateral or Transferable Records, to notify Agent thereof within thirty (30) days and to take all steps requested by Agent to cause the security interest of Agent in such Article 12 Collateral or such Transferable Records to be perfected by Control or as otherwise provided in Sections 7-106, 9-105, 9-105A, 9-107A, 9-314 and 9-314A of the UCC of any applicable jurisdiction or Section 16 of the UETA as adopted in any applicable jurisdiction (or similar provision of any similar statute of any jurisdiction). Each Grantor agrees that it will not transfer Collateral out of any system or platform providing for Control of any Article 12 Collateral in favor of Agent, unless such Grantor, Agent and any relevant Custodian or other third parties have entered into arrangements with a substitute system reasonably satisfactory to Agent to cause Agent’s perfected Lien in such Collateral to be established and continued on such substitute system. No arrangement contemplated hereby or in connection with any system or platform providing for Control of any Article 12 Collateral in favor of Agent shall be modified in any manner adverse to Agent, nor shall any Grantor consent to any such modification, without the prior written consent of Agent.

7 ADDITIONAL OPTIONAL REQUIREMENTS. Each Grantor agrees that the Agent may, upon written request to the Grantors, at its option once per calendar year, whether or not an Event of Default has occurred and is continuing and, if an Event of Default has occurred and is continuing, at its option any number of times:

(a) Require the Grantors to deliver to the Agent (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time, upon the property where any Collateral or any Books and Records are located.

8 AGENT’S REMEDIES DURING EVENT OF DEFAULT. In the event that an Event of Default has occurred and is continuing, the Agent may do any one or more of the following on behalf of the Buyers:

(a) Enforce the security interest given hereunder pursuant to the UCC and any other applicable law and exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC and as otherwise granted herein or under any other applicable law, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or any other applicable law after the occurrence and during the continuation of an Event of Default, and to apply the proceeds in accordance with Section 9 hereof. To the extent permitted by law, the Grantors expressly waive any notice of sale or other disposition of the Collateral and all other rights or remedies of the Grantors or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Agent existing after the occurrence and during the continuation of an Event of Default; and to the extent any such notice is required and cannot be waived, the Grantors agree that if such notice is given in the manner provided in Section 12 hereof at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale. Grantor agrees that ETH is a customarily sold on a recognized market and therefore no notification of disposition by Agent to Grantors is required.

(b) Require the Grantors to obtain the Agent’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral.

(c) Require the Grantors to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Agent on behalf of the Buyers in kind.

(d) Require the Grantors to assemble any physical portion of the Collateral, including the Books and Records, and make them available to the Agent at a place designated by the Agent.

(e) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Grantors’ equipment, if the Agent deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(f) Demand and collect any payments on and proceeds of the Collateral. In connection therewith, each Grantor irrevocably authorizes the Agent to endorse or sign each Grantor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to such Grantor and remove therefrom any payments and proceeds of the Collateral.

(g) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Each Grantor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(h) Take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and take such measures as the Agent may deem necessary or advisable to do any of the foregoing, and each Grantor hereby irrevocably constitutes and appoints the Agent as the Grantors’ attorney-in-fact to perform all acts and execute all documents in connection therewith. The appointment of Agent as attorney-in-fact is coupled with an interest and shall be irrevocable until the termination of this Agreement.

(i) Provide any notice or execute any actions in respect of any system or platform on which any Article 12 Collateral is recorded or maintained to realize upon such Article 12 Collateral, and to remit the proceeds thereof to an account specified by Agent to be applied in accordance with the Securities Purchase Agreement.

(j) Exercise any other remedies available to the Agent and/or the Buyers at law or in equity.

9 APPLICATION OF PROCEEDS. In the event Agent sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in this Agreement, any amounts held, realized or received by Agent pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Agent first toward the payment of any out-of-pocket and documented costs and expenses incurred by Agent in enforcing or defending its rights and claims under this Agreement, in realizing on or protecting or preserving any Collateral and in enforcing or collecting any Secured Obligations, including, without limitation, reasonable out-of-pocket attorneys’ fees and expenses incurred by Agent, all of which costs and expenses the Grantors agree to pay, and then to such other Secured Obligations in such order as Agent may elect. Any amounts and any Collateral remaining after such application and after payment to Agent on behalf of the Buyers of satisfaction of all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) in full, shall be paid or delivered to the Grantors, their successor or assigns, or as a court of competent jurisdiction may direct.

10 ENVIRONMENTAL MATTERS.

(a) Each Grantor represents and warrants: (i) it is not in any material violation of any Environmental Law regarding Hazardous Material and (ii) it is not the subject of any material claim, proceeding, notice, or other communication regarding Hazardous Materials.

(b) Each Grantor shall deliver to the Agent, promptly upon receipt, copies of all notices, orders, or other written communications regarding (i) any enforcement action by any governmental authority relating to health, safety, the environment, or any Hazardous Materials with regard to the Grantors’ property, activities, or operations, or (ii) any claim against the Grantors regarding Hazardous Materials.

(c) The Grantors will indemnify and hold harmless the Agent and each Buyer from any loss or liability the Agent or any Buyer incurs in connection with or as a result of this Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Material on, under or about the Grantors’ property or operations or property leased to any Grantor, other than to the extent resulting from the Agent’s or Buyers’ gross negligence, bad faith or willful misconduct. These indemnities will apply whether the Hazardous Material is on, under or about the Grantors’ property or operations or property leased to any Grantor. The indemnities include but are not limited to reasonable and documented out-of-pocket attorneys’ fees. The indemnities, subject to any limitations set forth herein, extend to the Agent, the Buyers, their parent (if any), subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.

11 INDEMNITY. The Grantors agree, jointly and severally, to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of any rights under this Agreement, and any claims or demands of any Persons at any time claiming the Collateral or any interest therein), except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence, bad faith or willful misconduct.

12 NOTICES. All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email prior to 5:30 p.m. (New York City time) on any Trading Day; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day; (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

if to the Company and/or any other Grantor:

180 Life Sciences Corp.

3000 El Camino Real

Bldg. 4, Suite 200

Palo Alto, CA

Telephone:  (778) 899-6281
Attention:  Blair Jordan, Chief Executive Officer
E-Mail:

with a copy to (for informational purposes only):

Reed Smith LLP
599 Lexington Avenue, 22nd Floor

New York, New York 10022
Telephone: (713) 469-3853
Attention:  Anne G. Peetz, Esq.
E-Mail:

if to the Agent:

c/o Hudson Bay Capital Management LP

290 Harbor Drive, 3rd Floor

Stamford, CT 06902

Attn: Capital Solutions Team

Email:

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
Telephone: (212) 808-7540
Attention: Michael A. Adelstein, Esq.
E-mail:

and to:

Blank Rome LLP
125 High Street, 3rd Floor
Boston, MA 02110
Telephone: (617) 415-1200
Attention: Heather Sonnenberg, Esq.
E-Mail:

or as to the Company and the other Grantors or the Agent, at such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section 13.

13 MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by Agent or any Buyer to enforce any provision shall not preclude Agent or any Buyer from enforcing any such provision thereafter.

(b) The Grantors shall, at the request of the Agent, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Agent may reasonably deem necessary to create, preserve, perfect or validate Agent’s security interest in the Collateral, or to enable Agent to exercise or enforce its rights under this Agreement with respect to the Collateral, including but not limited to additional Custodian Control Agreements in accordance with the terms hereof.

(c) This Agreement shall be governed by and construed according to the laws of the State of New York, to the jurisdiction of which the parties hereto submit.

(d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e) Upon the occurrence and during the continuation of an Event of Default, in the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Grantors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waive any demand for possession prior to the commencement of any such suit or action.

(f) The Agent’s rights hereunder shall inure to the benefit of their successors and permitted assigns. In the event of any assignment or transfer by any Buyers of any of the Secured Obligations or the Collateral, such Buyers thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but such Buyers shall retain all rights and powers hereby given with respect to any of the Secured Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Grantors shall be binding upon the successors and assigns of the Grantors.

(g) Upon the occurrence and during the continuation of an Event of Default, Grantors agree that the Collateral may be sold as provided for in this Agreement and expressly waive any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

(h) None of the terms or provisions of this Agreement may be amended or otherwise modified except in pursuant to a written agreement executed by the Agent and the Grantors.

14 TERMINATION AND RELEASE. Upon the later to occur of (a) the repayment of the Secured Obligations (including the Obligations) in full (other than contingent indemnification liabilities for which no claim is being asserted) and (b) no Notes issued by the Grantors pursuant to the Securities Purchase Agreement remain outstanding (whether such Notes have been converted in full to Common Shares or otherwise satisfied in accordance with the terms of the Securities Purchase Agreement) and any and all shares of Common Stock and any other documents, agreements or instruments required to be delivered to Buyers pursuant to Section 3 of the Notes have been delivered, as applicable, this Agreement shall automatically terminate and the liens and security interests created hereby shall automatically be released. In furtherance of the foregoing termination and release, Agent shall, at the Grantors’ expense, execute such documents, including lien terminations or releases and UCC financing statement terminations or amendments, as Grantors may reasonably request to effect such termination and/or release; provided, however, that all indemnities of the Grantors contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement. Notwithstanding the foregoing, this Agreement and the security interests granted hereunder shall be reinstated if at any time any payment or delivery pursuant to the Securities Purchase Agreement, in whole or in part, is rescinded or must otherwise be returned by the Agent or any Buyer under the application of the Bankruptcy Code or any other Debtor Relief Law, all as though such payment or delivery had not been made.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

GRANTORS:

180 Life Sciences Corp.

By:
Name:
Title:

180 SPV Treasury Vehicle I, LLC

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

AGENT:

HUDSON BAY PH XXII LLC, in its capacity as Agent

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

SCHEDULE I

GRANTOR INFORMATION

Grantor’s Legal Name	Grantor’s Jurisdiction of Incorporation/Formation	Grantor’s Chief Executive Office
180 Life Sciences Corp.	Delaware	3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA 94306
180 SPV Treasury Vehicle I, LLC	Delaware	3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA 94306